Exhibit 10.37

JUPITER NEUROSCIENCES, INC.

And

LONGEVITY TECHNOLOGY GROUP LIMITED

PRODUCT SERVICES AGREEMENT

THIS AGREEMENT is made on the 3rd day June of 2024

BETWEEN:

(1)	Jupiter Neurosciences, Inc. of 1001 North US Highway 1, Suite 504 Jupiter, FL 33477 (“JN”); and
(2)	Longevity Technology Group Limited (“CMC”) a company incorporated in British Virgin Islands whose office registered at CCS Trustees Limited, Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.

(JN and CMC are in some place referred to as a “Party” or when together “Parties”.)

WHEREAS JN wishes CMC to provide certain services, as outlined in Schedule 1, in connection with advancing the business objectives of JN in Southeast Asia; and

WHEREAS CMC wishes to assist JN in accelerating JN’s desire to get its products manufactured in the Asian market to support possible sales and distribution; and

WHEREAS CMC has the skills and knowhow regarding manufacturing of pharmaceutical products in the South-East Asian markets.

IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, unless the context requires otherwise:

“Services” means the services set out in Schedule 1 or any other services which the Parties may agree from time to time.

“Territory” mean the countries of: China (including Hong Kong), Singapore and Malaysia.

“Products” means the uniquely and patented product, JOTROL, developed by JN as well as any other product JN might develop during the timeframe of this agreement. (“Products”).

“Equity” means common shares of JN that includes registration rights in a public offering.

1.2	References herein to Clauses and Schedules are to Clauses and Schedules in this Agreement unless the context requires otherwise.

1.3	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4	Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2

2.	APPOINTMENT

2.1	JN hereby confirms the engagement of CMC and CMC hereby confirms its agreement to provide to JN the Services upon and subject to the terms set out in this Agreement.

2.2	The engagement of CMC to provide the Services shall commence upon closing of this Agreement, and services will be provided as outlined in Schedule 1, for a thirty-six (36) month period, with payment terms as outlined in ‘Fees and Expenses.’.

3.	CMC’S UNDERTAKINGS

CRO warrants and undertakes to JN that:

(a)	CMC will have the necessary skill and expertise to provide the Services on the terms set out herein;

(b)	CMC will provide independent and unbiased advice to JN in relation to the Services;

(c)	the Services will be provided in a timely and professional manner;

(d)	no announcement or publicity concerning this Agreement or the Services or any matter ancillary thereto shall be made by any of the Parties without the prior written consent of the other Party.

3

4.	JN’S OBLIGATIONS

JN shall provide full documentation and support to CRO regarding the details of JN’s Products necessary for clinical trials, regulatory filings and approvals of the Products in the Territory.

5.	ASSIGNMENT AND OWNERSHIP

Neither Party shall be entitled to assign or sub-contract any of its/his rights or obligations under this Agreement without written approval by the other party.

All inventions and data that might be the result of CMC’s actions and efforts with a product shall be completely owned by JN.

6.	FEES AND EXPENSES

JN has disclosed to CMC that JN has limited amount of cash to set up and support an accelerated operation in the Asian market. It has therefore been agreed by CMC that JN will issue, credited as fully paid and free from encumbrances and restrictions to CMC equity in the form of 310,000 common shares (“Consideration Shares”) upon closing of this Agreement to be regarded as pre-payment in full for 36 months of services specified in Schedule 1.

The Consideration Shares will have registration rights in a JN Initial Public Offering (“IPO”) according to Schedule 2, as long as an IPO is closed no later than March 31, 2025.

All additional expenses to meet the requested Services outlined, will be of the sole responsibility of CMC unless the Parties agree otherwise in writing.

4

7.	INVESTMENT BY CMC

CMC commits, in addition to providing services to JN, to purchase 10,000 shares, prior to the IPO from JN as an investment in JN. The purchase price of these shares is $5 per share and shall be paid according to set in a separate Stock Subscription Agreement that is attached as Schedule 3.

8.	TERMINATION

Either Party may terminate this Agreement without liability if:-

(a)	JN fails to complete an Initial Public Offering of at least US$10 million gross proceeds on or before March 31, 2025; or

(b)	Any petition is presented for the winding up or liquidation of the other Party, or anything analogous thereto occurs in respect of the other Party; or

(c)	If any of the Parties are deemed to be involved in any illegal activities.

(d)	The Agreement can be terminated at any time as long as this is agreed to by both parties.

9.	CONFIDENTIALITY

CMC shall not disclose to a third party any confidential information made available to it by, or on behalf, JN and will use such confidential information only in connection with this Agreement; provided that such confidential information will not include any information : (i) already in CMC possession prior to the date JN disclosed it to CMC; (ii) that becomes generally available to the public without violation of this paragraph by CMC or its representatives; or (iii) that becomes available to CMC on a non-confidential basis from a third party not bound by a confidentiality obligation to JN with respect to such information.

10.	MUTUAL REPRESENTATION AND WARRANTIES

All information made available to JN and CMC will, at all times during the period of this Agreement, to the best of CMC and JN’s actual knowledge, be complete and correct in all material respects and will not contain any untrue statements of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. All projections or guidance provided to the JN by CMC will have been prepared in good faith and will be based upon reasonable assumptions derived from the best estimates and facts then available.

5

11.	FORCE MAJEURE

Neither Party shall be liable for any delay in performing any of its obligations under this Agreement if such delay is caused by circumstances beyond the reasonable control of the Party so delaying and such Party shall be entitled (subject to giving the other Party full particulars of the circumstances in question and to using its best endeavors to resume full performance without avoidable delay) to a reasonable extension of time for the performance of such obligations.

12.	LEGAL DISPUTES

All disputes or controversies that may arise between the Parties in the interpretation or implementation of this Agreement shall be finally settled by sole arbitration in Geneva, Switzerland in accordance with the Rules of the ICC International Court of Arbitration (ICC Rules). The arbitration shall be conducted in the English language. The award rendered by arbitrator shall be final and binding upon the Parties.

13.	GENERAL PROVISIONS

13.1	Any notice, demand or other communication between the Parties:

(a)	may be sent by personal delivery, post, facsimile or other written form of electronic communication to the last known address;

(b)	if sent by post to an address to either Party, shall be treated as served on the second day following dispatch;

6

(c)	if sent by facsimile or other form of electronic communication, shall be treated as served at the time of sending.

13.2	Any accommodation or indulgence or failure to enforce a right shall not be construed as a waiver of the right of any Party exercisable under this Agreement unless a waiver shall be specifically stated in writing signed by such Party.

13.3	This Agreement constitutes the entire understanding between the Parties concerning the subject matter hereof. No amendments or changes shall be made to this Agreement unless agreed to in writing by both Parties. Each provision of this Agreement shall be construed separately and notwithstanding that the whole or any part of any such provision may prove to be illegal or unenforceable the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect.

13.4	Each Party shall bear its own costs and expenses in connection with the preparation, negotiation and execution of this Agreement.

13.5	The formation, validity, performance and interpretation of this Agreement and of each Clause and part hereof shall be governed by the laws of State of Florida in the United States and the Parties agree to the non-exclusive jurisdiction of the courts of Palm Beach Country.

14.	COUNTERPART

This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same instrument and is binding on each and every Party.

7

IN WITNESS WHEREOF the parties hereto have signed this Agreement the day and year first above written.

SIGNED Christer Rosén	)
Chairman & CEO	)
	)	/s/ Christer Rosén

For and on behalf of	)
Jupiter Neurosciences, Inc.	)

SIGNED by Ng Hao Feng	)
)
For and on behalf of	)	/s/ Ng Hao Feng
LONGEVITY TECHNOLOGY GROUP LIMITED	)
)
)

8

SCHEDULE 1

The Services

The CMC Service Company shall provide services including, not limited to or inclusive of, the following:

(a)	Provide JN with strategic guidance regarding pharmaceutical product manufacturing in the Territory;

(b)	Provide and guide JN with all aspects of technology transfer needs.

(c)	Evaluation of best manufacturing sites and companies to use for product manufacturing;

(d)	Oversee all work and execution of tech transfers between Aquanova, JN and designated manufacturers in the Territory;

(e)	Evaluate and propose best packaging and distribution channels for finished goods;

(f)	Oversee any required regulatory inspections that might be triggered by local and other authorities;

(g)	Assist and coordinate with any professional advisors in the CMC field

9

SCHEDULE 2

Registration rights of shares issued for payment of services.

The shares to be issued according to Paragraph 6 above shall have the same registration rights and provisions as described in the Stock Subscription Agreement attached in Schedule 3.

SCHEDULE 3

Stock Subscription Agreement

By and Among

Jupiter Neurosciences, Inc.

And

LONGEVITY TECHNOLOGY GROUP LIMITED

Table of Contents

Article I.	Definitions and Interpretation	1

Section 1.01	Definitions.	1
Section 1.02	Interpretive Provisions.	2

Article II.	Subscription	2

Section 2.01	Subscription	3
Section 2.02	Deliverables at Closing.	2
Section 2.03	Closing.	2

Article III.	Piggyback Registration Rights.	3

Section 3.01	Registration Rights.	3
Section 3.02	Limitations.	3
Section 3.03	Withdrawal.	4
Section 3.04	Notification.	4
Section 3.05	Information.	4
Section 3.06	Fees and Expenses.	5

Article IV.	Representations and Warranties of the Company	5

Section 4.01	Authorization of Transactions.	5
Section 4.02	Governmental Approvals; Non-contravention.	5
Section 4.03	Brokers.	5

Article V.	Representations and Warranties of Subscriber	6

Section 5.01	Authorization of Transactions.	6
Section 5.02	Governmental Approvals; Non-contravention.	6
Section 5.03	Investment Representations.	6
Section 5.04	Brokers.	8

Article VI.	Indemnification	8

Section 6.01	Indemnification With Respect to Registration Rights.	8
Section 6.02	General Indemnification.	10
Section 6.03	Procedures for Indemnification.	10
Section 6.04	Payment.	10
Section 6.05	Effect of Knowledge on Indemnification.	10

Article VII.	Miscellaneous	10

Section 7.01	Notices.	10
Section 7.02	Attorneys’ Fees	11
Section 7.03	Amendments; No Waivers; No Third-Party Beneficiaries.	11
Section 7.04	No Consequential Damages.	11
Section 7.05	Expenses.	11
Section 7.06	Further Assurances.	12
Section 7.07	Successors and Assigns.	12
Section 7.08	Governing Law; Etc.	12
Section 7.09	Resolution of Disputes.	13
Section 7.10	Survival.	13
Section 7.12	Severability.	13
Section 7.13	Entire Agreement.	13
Section 7.14	Specific Performance.	13
Section 7.15	Construction.	13
Section 7.16	Counterparts.	13

i

Stock Subscription Agreement

This Stock Subscription Agreement (this “Agreement”) is entered into as of June 3, 2024 (the “Closing Date”), by and among Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”) and LONGEVITY TECHNOLOGY GROUP LIMITED (“Subscriber”). The Company and Subscriber may be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, the Company desires to issue and sell to the Subscriber certain shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and Subscriber desires to subscribe for and acquire certain shares of the Common Stock, as set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. Definitions and Interpretation

Article II. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

Article III. “Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

Article IV. “Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Delaware generally are authorized or required by Law or other governmental actions to close.

Article V. “Contract” means any contract, commitment, understanding or agreement (whether oral or written).

Article VI. “Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

Article VII. “Governmental Entity” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

Article VIII. “Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

Article IX. “Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or un asserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

Article X. “Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

Article XI. “Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

Article XII. “Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

Article XIII. “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

1

Article XIV. “Transactions” means the subscription and issuance of the Shares and the other transactions contemplated under the Transaction Documents.

Article XV. “Transaction Documents” means this Agreement and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

Article XVI. Interpretive Provisions. Unless the express context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection or Recital shall refer, respectively, to Sections, Subsections or Recitals of this Agreement; wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; references herein to any gender shall include each other gender; references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Article XVI is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article XVII. Subscription

Article XVIII. Subscription. Subject to the terms and conditions of this Agreement and as set forth below, at the Closing (as defined below) the Company shall issue and sell to Subscriber 10,000 shares of Common Stock (the “Shares”) at a subscription price of US$5 per Share, for a resulting total subscription price of US$50,000 (the “Subscription Price”). Such Shares shall be free from any encumbrance liens and third-party rights whatever and shall rank pari passu with all shares in issue.

Article XIX. Deliverables at Closing. At the Closing (as defined below):

Article XX. Subscriber shall deliver to the Company the Subscription Price, via wire transfer to an account as designated by the Company; and

Article XXI. The Company shall issue to Subscriber the Shares via book entry in the books and records of the Company, and the Parties acknowledge that the Shares shall not be certificated.

Article XXII. Closing. On the terms set forth herein, the closing of the Transactions (the “Closing”) shall take place by conference call and electronic communication (i.e., emails/pdf) or facsimile, with exchange of original signatures to follow by mail, on the Closing Date, immediately after the execution of this Agreement.

2

Article XXIII. Piggyback Registration Rights.

Article XXIV. Registration Rights. For purposes herein, “Registrable Securities” means the Shares acquired by the Subscriber hereunder. If at any time while the Subscriber remains the holder of any Registrable Securities the Company proposes to file any registration statement under the Securities Act with respect to the Common Stock (a “Registration Statement”) for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then the Company shall (x) give written notice of such proposed filing to Subscriber as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to Subscriber in such notice the opportunity to register the sale of such number of Registrable Securities as Subscriber may request in writing within five (5) days following receipt of such notice (a “Piggyback Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If Subscriber proposes to distribute its Registrable Securities through a Piggyback Registration that involves an underwriter or underwriters, then it shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration, and the Subscriber also agrees to execute and deliver a customary lock-up agreement if so requested by the Company and/or the underwriter(s), pursuant to which the Subscriber agrees to customary restrictions on resale of the securities of the Company for a period of 180 days.

Article XXV. Limitations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Subscriber and other persons who are holders of any other shares of Common Stock which are also “Registrable Securities” under an agreement similar to this Article III (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock that the Company proposes to sell; and (ii) the shares of Common Stock requested to be included therein by the Subscriber and the other holders of Registrable Securities, allocated among the Subscriber and such other holders pro rata based on the number of Registrable Securities held by each of Subscriber and such other holders.

3

Article XXVI. Withdrawal. Subscriber may elect to withdraw such Subscriber’s request for inclusion of Registrable Securities in any Piggyback Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by Subscriber of Registrable Securities in connection with such Piggyback Registration as provided in Section 3.06.

Article XXVII. Notification. The Company shall notify Subscriber at any time when a prospectus relating to such Subscriber’s Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of Subscriber, the Company shall also prepare, file and furnish to Subscriber a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to Subscriber, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Subscriber shall not offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

Article XXVIII. Information. The Company may request that Subscriber furnish the Company such information with respect to Subscriber and Subscriber’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the Securities and Exchange Commission (the “SEC”) in connection therewith, and Subscriber shall furnish the Company with such information as a condition of the exercise of Subscriber of the rights as set forth in this Article III.

4

Article XXIX. Fees and Expenses. All fees and expenses incident to the performance of or compliance with this Article III by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) with respect to any filing that may be required to be made by any broker through which Subscriber of Registrable Securities intends to make sales of Registrable Securities with the FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Article III. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Article III (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of Subscriber.

Article XXX. Representations and Warranties of the Company

The Company represents and warrants to Subscriber that the following representations and warranties contained in this Article XXXI to XL are true and correct as of the Closing Date:

Article XXXI. Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Delaware and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by The Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Article XXXII. Governmental Approvals; Non-contravention.

Article XXXIII. No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

Article XXXIV. The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, do not (i) violate any Laws or Orders to which the Company is subject or (ii) violate, breach or conflict with any provision of the Company’s organizational documents.

Article XXXV. Brokers. The Company has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

5

Article XXXVI. Representations and Warranties of Subscriber

Subscriber represents and warrants to the Company that the following statements contained in this Article V are true and correct as of the Closing Date:

Article XXXVII. Authorization of Transactions. Subscriber is Longevity Technology Group Limited, duly authorized and in good standing in the jurisdiction of its organization and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Subscriber of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Subscriber. The Transaction Documents to which Subscriber is a party have been duly and validly executed and delivered by Subscriber. Each Transaction Document to which Subscriber is a party constitutes the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Article XXXVIII. Governmental Approvals; Non-contravention.

Article XXXIX. No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Subscriber of this Agreement or any other Transaction Document to which Subscriber is a party.

Article XL. The execution, delivery and performance by Subscriber of the Transaction Documents to which Subscriber is a party, and the consummation by Subscriber of the Transactions, do not (i) violate any Laws or Orders to which Subscriber is subject or (ii) violate, breach or conflict with any provision of Subscriber’s organizational documents.

Article XLI. Investment Representations.

Article XLII. Subscriber understands and agrees that the consummation of this Agreement including the delivery of the Shares to Subscriber as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Shares are being acquired for Subscriber’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

Article XLIII. Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

Article XLIV. Subscriber understands that the Shares are being offered and sold to Subscriber in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of Subscriber to acquire the Shares.

Article XLV. Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Subscriber or its advisors. Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Subscriber understands that its investment in the Shares involves a significant degree of risk.

6

Article XLVI. At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Subscriber is not purchasing the Shares acquired by Subscriber hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares acquired by Subscriber hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

Article XLVII. Subscriber is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Shares. Further, Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

Article XLVIII. Subscriber understands that (i) the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be transferred unless (1) the Shares are sold pursuant to an effective registration statement under the Securities Act, (2) Subscriber shall have delivered to the Company, at the cost of Subscriber, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (3) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of Subscriber who agrees to sell or otherwise transfer the Shares only in accordance with this Section and who is an Accredited Investor, (4) the Shares are sold pursuant to Rule 144, (5) the Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), or (6) the Shares are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, and Subscriber shall have delivered to the Company, at the cost of Subscriber, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

Article XLIX. Subscriber understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

7

Article L. Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Subscriber is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

Article LI. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

Article LII. Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended shall be included on any certificates representing the Shares. Subscriber also understands that the Shares may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

Article LIII. Brokers. Subscriber has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article LIV. Indemnification

Article LV. Indemnification With Respect to Registration Rights.

Article LVI. By the Company. The Company shall indemnify and hold harmless Subscriber, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of Subscriber, each individual or entity who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, a “Subscriber Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under Article III, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding Subscriber furnished to the Company by such party for use therein. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by Article III of which the Company is aware.

8

Article LVII. By Subscriber. Subscriber and its successors and assigns shall indemnify and hold harmless the Company, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of the Company, each individual or entity who controls the company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, a “Company Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under Article III, but only to the extent that such untrue statements or omissions are based upon information regarding Subscriber furnished to the Company by such Party for use therein. Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by Article III of which Subscriber is aware.

Article LVIII. Contribution. If the indemnification under Section 6.01(a) or Section 6.01(b), as applicable, is unavailable to a Company Indemnified Party or a Subscriber Indemnified Party or is insufficient to hold a Company Indemnified Party or a Subscriber Indemnified Party, as applicable, harmless for any Losses, then the Indemnifying Party shall contribute to the amount paid or payable by such Company Indemnified Party or a Subscriber Indemnified Party, as applicable, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Company Indemnified Party or a Subscriber Indemnified Party, as applicable, in connection with the actions, statements or omissions that resulted in such Losses pursuant to this Section 6.01, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Company Indemnified Party or a Subscriber Indemnified Party, as applicable, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or the Company Indemnified Party or a Subscriber Indemnified Party, as applicable, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a Party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such Party in connection with any proceeding to the extent such Party would have been indemnified for such fees or expenses if the indemnification provided for in Section 6.01(a) or Section 6.01(b), as applicable, was available to such Party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 6.01(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. The provisions of this Section 6.01(c) shall apply solely to the indemnification obligations as set forth in this Section 6.01.

9

Article LIX. General Indemnification. Each Party (as required herein, the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (as required herein, and including any Company Indemnified Party or a Subscriber Indemnified Party, as applicable, pursuant to Section 6.01, each, an “Indemnified Party”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement of the other Transaction Documents by the Indemnifying Party.

Article LX. Procedures for Indemnification. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this Article VI against the Indemnifying Party, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the “Notice of Loss”) to the Indemnifying Party stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

Article LXI. Payment. Upon a determination of liability under this Article VI the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement or the other Transaction Documents, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article VI with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Article LXII. Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement or the other Transaction Documents shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the other Transaction Documents, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article LXIII. Miscellaneous

Article LXIV. Notices.

Article LXV. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

if to the Company, to:

Jupiter Neurosciences, Inc.

Attn: Christer Rosén

1001 North US Hwy 1, Ste 504

Jupiter, FL 33477

Email: c.rosen@jupiterneurosciences.com

10

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: jcacomanolis@alclaw.com

If to Subscriber, to the address as set forth on the signature pages hereto.

Article LXVI. Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

Article LXVII. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Article LXVIII. Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or the other Transaction Documents or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Article LXIX. Amendments; No Waivers; No Third-Party Beneficiaries.

Article LXX. This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties.

Article LXXI. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

Article LXXII. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement or the other Transaction Documents. No exercise of any right or remedy with respect to a breach of this Agreement or the other Transaction Documents shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Article LXXIII. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Article VI.

Article LXXIV. No Consequential Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or the other Transaction Documents or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Article LXXV. Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement or the other Transaction Documents shall be paid by the Party incurring such cost or expense.

11

Article LXXVI. Further Assurances. Following the Closing, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of the Transaction Documents.

Article LXXVII. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Article LXXVIII. Governing Law; Etc.

Article LXXIX. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

Article LXXX. SUBJECT TO Section 7.09, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE STATE OF FLORIDA OR THE FEDERAL COURTS OF THE UNITED STATES, IN EACH CASE LOCATED IN PALM BEACH COUNTY, FLORIDA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Article LXXXI. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.08(c).

12

Article LXXXII. Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article LXXXIII. Resolution of Disputes. Except as otherwise provided herein, all controversies, disputes or actions between the Parties arising out of the Transactions or this Agreement or the other Transaction Documents, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement or the other Transaction Documents shall on demand of either party be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by each Party, provided, however, that if the Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, each Party shall select one arbitrator and the arbitrators so selected shall select a final arbitrator, and the final arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under Delaware law or any applicable federal law. The arbitrator(s) shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement or the other Transaction Documents, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator(s) shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in Jupiter, Florida. The provisions of this Section 7.09 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

Article LXXXIV. Survival. The representations and warranties in this Agreement shall survive the Closing for a period of 12 months from the Closing Date, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Article LXXXVI. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Article LXXXVII. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Article LXXXVIII. Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement and the other Transaction Documents were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof and thereof in addition to any other remedy at law or in equity.

Article LXXXIX. Construction. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Article XC. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

13

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Closing Date.

Jupiter Neurosciences, Inc.

By:	/s/ Christer Rosén
Name:	Christer Rosén
Title:	Chief Executive Officer

Longevity Technology Group Limited

By:	/s/ Ng Hao Feng
Name:	Ng Hao Feng
Title:	Director